Exhibit 4.1

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	PRINCIPAL AMOUNT
No.:	$

CUSIP No.: 117043 AH 2

BRUNSWICK CORPORATION
5% Notes due 2011

     Brunswick Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture referred to on the reverse side hereof), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the sum of                                             ($                     ) at the principal corporate trust office of the Trustee, or at an office or agency maintained by the Company for such purpose, in the City of Chicago, State of Illinois, or in the Borough of Manhattan, The City and State of New York, on June 1, 2011, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 1 and December 1 of each year beginning December 1, 2004, on said principal sum in like coin or currency, at the rate per annum specified in the title of this Note, from the next preceding date on which interest has been paid or, if no interest has been paid on the Notes, from                                      until payment of said principal sum has been made or duly provided for.

     The interest so payable on any June 1 or December 1 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Note is registered at the close of business on the May 15 or November 15 next preceding such June 1 or December 1 (whether or not such May 15 or November 15 is a business day) at the principal executive offices of the Company and at its offices or agencies in the City of Chicago, State of Illinois and the Borough of Manhattan, The City and State of New York, except that interest may, at the option of the Company, be paid by check mailed to the registered address of such person.

     This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 15, 1987 (herein called the “Indenture”), between the Company and BNY Midwest Trust Company, as successor to Harris Trust and Savings Bank, as trustee

(herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated on the first page hereof (the Securities of such series being herein called the “Notes”).

     The Company may, at its option, redeem the Notes in whole or in part at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, plus accrued interest to the redemption date, or (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining principal amount and scheduled payments of interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 20 basis points plus accrued interest to the redemption date. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. “Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company. “Reference Treasury Dealer” means (i) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. and their respective successors, unless either of them ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date. The Company shall mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. The notice of redemption to each holder will specify, among other items, the redemption price and the principal amount of the Notes held by the holder to be redeemed. Notices of redemption may not be conditional. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption. If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows: (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of such national securities exchange; or (ii) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note must state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder thereof upon cancellation of the original Note. No Notes of $1,000 or less will be redeemed in part.

     In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture also provides that, prior to any declaration accelerating the maturity of the Securities of any series, the holders of a majority in aggregate principal amount of the Securities of such series at the time outstanding may on behalf of the holders of all of the Securities of such series waive any past default or Event of Default under the Indenture and its consequences except a default in the payment of principal of, or premium, if any, or interest on the Securities of such series.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the securities of each series to be affected at the time outstanding, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity on any Security of such series, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or extend the time of or reduce the amount of any mandatory sinking fund payment, or make the principal of any Security or any premium or interest thereon payable in any coin or currency other than that provided for in the Securities of such series or adversely affect the rights of the Securityholders to institute suit for the enforcement of any payment of principal of or premium, if any, or interest on any Security of such series, in each case without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Securities of such series then outstanding.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Notes are issued in registered form without coupons in denominations of $1,000 or any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the principal executive office of the Company or, at the option of the registered holder thereof, at its office or agency maintained for such exchange in the City of Chicago, State of Illinois, or the Borough of Manhattan, The City and State of New York.

     The Notes are not entitled to the benefit of, and are not subject to, any mandatory or optional sinking fund.

     Except as otherwise provided in this Note, upon due presentment for registration of transfer of this Note at the principal executive offices of the Company or, at the option of the person making presentment for registration of transfer, at its office or agency maintained for such registration in the City of Chicago, State of Illinois or the Borough of Manhattan, The City and State of New York, a new Note or Notes of authorized denomination for any equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company, the Trustee, any paying agent or Authenticating Agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment hereof or on account hereof, as herein and in the Indenture provided, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent nor any Security Registrar shall be affected by any notice to the contrary. All such payments shall effectively satisfy and discharge the liability upon this Note to the extent of the sum or sums so paid.

     No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture or in any supplemental indenture, or in this Note, or because of the creation of any indebtedness represented hereby, shall be had against any incorporator, stockholder, officer or director as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to below.

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     IN WITNESS WHEREOF, Brunswick Corporation has caused this instrument to be signed in its name by one of its Vice Presidents under its corporate seal and attested by the signature of its Secretary or one of its Assistant Secretaries.

Dated: _________________________

BRUNSWICK CORPORATION

[Seal]

Name: Title:

ATTEST:

Name:
Title:

Trustee’s Certificate of Authentication

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: __________________________	BNY MIDWEST TRUST COMPANY, as Trustee
By:

Authorized Officer